SECURITIES AND EXCHANGE COMMISSION

                       Washington, D. C. 20549




                               FORM 8-K

                            CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934


   Date of Event Reported: February 28, 1997


                        TUPPERWARE CORPORATION
        (Exact name of registrant as specified in its charter)




   Delaware           1-11657              36-4062333
(State or other     (Commission           (IRS Employer
jurisdiction of     File Number)        Identification No.)
incorporation)

    P.O. Box 2353, Orlando Florida                  32802
  (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code (407)
826-5050

Item 5.  Other Events

     The Registrant identifies below those risks and uncertainties which could cause the Registrant s actual results of operations to differ materially from those projected in forward-looking statements made by the Registrant from time to time. This disclosure is made in connection with cautionary statements made by the Registrant pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Factors Affecting Direct Selling Activities

     The Registrant s products are marketed and sold through the direct selling method of distribution, in which products are sold to consumers without the use of retail establishments in the chain of distribution. The direct selling system depends upon the successful recruitment, retention and motivation of a large force of sales personnel, all of which are subject to varying risks. The growth of the Registrant s business depends, in large part, upon the growth of this independent sales force.

     Recruitment of a sales force may be adversely affected by a number of factors, including the following: the national, regional and local economies, levels of unemployment, demographic and cultural changes in the workforce, competition for sales personnel by other direct selling companies, and the compensation incentives and structures utilized. The retention and motivation of the sales force may be adversely affected by a number of factors, including the following: the success of promotional programs utilized by the Registrant, the introduction new products, the compensation incentives and structures utilized, opportunities for advancement to higher levels within the independent sales force structure, and the availability of alternative employment opportunities.

     Other factors which affect the Registrant s direct selling business include the extent to which there is adequate penetration in particular markets, the size of the average sales per product demonstration, the size of the sales amount per active product demonstrator, and the activity rate of the independent sales force. Sales force recruits may withdraw from the business after a short time, leading to a large turnover in the population of product demonstrators within the Registrant s business.

General Factors Affecting the Registrant s Business

     The Registrant s business is subject to a variety of general risks, especially due to the scope of the Registrant s operations. These risks may include weather, natural disasters and a number of factors inherent in operating abroad, including without limitation the following: currency exchange rates, economic and political destabilization, other disruptions of markets, restrictive governmental actions (including restrictions on direct selling activities, transfers of funds, export duties and quotas, international customs and tariffs, and unexpected changes in regulatory environments), difficulty in obtaining distribution and support, nationalization, the laws and policies of the United States affecting trade, foreign investment and loans, and foreign tax laws. The growth of the Registrant s business is dependent upon expansion geographically into new markets.

     The Registrant s business may also be affected by sources of supply of products, raw material prices, product demand, competitive products and pricing, manufacturing efficiencies, new product development, the ability to enforce patents and trademarks and to prevent the infringement of the Registrant s patents, trademarks and confidential information.

                         SIGNATURES

          Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Orlando, Florida              TUPPERWARE CORPORATION
February 28, 1997


                              By:  Thomas M. Roehlk
                                   Senior Vice President,
                                   General Counsel and
                                   Secretary